                                                                      Exhibit 12


AETNA INC.

RESTATED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                          Nine Months Ended                                   Years Ended
                                            September 30,                                      December 31,
                                     -------------------------     ---------------------------------------------------------------
(Million)                                1999          1998            1998          1997          1996          1995         1994
---------                                ----          ----            ----          ----          ----          ----         ----
Pretax income from
    continuing operations            $ 1,028.8     $ 1,017.3       $ 1,408.3     $ 1,511.2     $   338.7     $   726.2    $   627.5

Add back fixed charges                   291.9         259.5           358.5         321.9         245.1         187.0        170.8
Minority interest                         12.9           5.5            10.7          14.7          16.4          16.1         11.4
                                     ---------     ---------       ---------     ---------     ---------     ---------    ---------
    Income as adjusted               $ 1,333.6     $ 1,282.3       $ 1,777.5     $ 1,847.8     $   600.2     $   929.3    $   809.7
                                     =========     =========       =========     =========     =========     =========    =========
Fixed charges:
    Interest on indebtedness (1)     $   201.1     $   180.5       $   250.9     $   235.8     $   168.3     $   115.9    $    98.6
    Portion of rents representative
        of interest factor                90.8          79.0           107.6          86.1          76.8          71.1         72.2
                                     ---------     ---------       ---------     ---------     ---------     ---------    ---------

    Total fixed charges              $   291.9     $   259.5       $   358.5     $   321.9     $   245.1     $   187.0    $   170.8
                                     =========     =========       =========     =========     =========     =========    =========

  Preferred stock dividend
    requirements                          53.9          68.5            92.2          92.4          41.1            --           --
                                     ---------     ---------       ---------     ---------     ---------     ---------     --------

  Total combined fixed charges
    and preferred stock dividend
      requirements                   $   345.8     $   328.0       $   450.7     $   414.3     $   286.2     $   187.0    $   170.8
                                     =========     =========       =========     =========     =========     =========    =========

  Ratio of earnings to fixed
      charges                             4.57          4.94            4.96          5.74          2.45          4.97         4.74
                                     =========     =========       =========     =========     =========     =========    =========

  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                       3.86          3.91            3.94          4.46          2.10          4.97         4.74
                                     =========     =========       =========     =========     =========     =========    =========



(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 16 of Notes to Consolidated Financial Statements in the Company's 1998 Form 10-K/A.)



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                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                        Nine Months Ended                             Years Ended
                                                          September 30,                               December 31,
                                                   --------------------------          -----------------------------------------
(Millions)                                             1999            1998               1998            1997             1996
---------                                          --------------------------          -----------------------------------------
Pretax income from continuing operations              $ 741.3         $ 886.4           $1,162.7        $1,505.2           $335.0

Add back fixed charges                                  289.8           256.2              354.3           318.1            243.8
Minority interest                                        12.3             4.8               10.8            15.7             16.4
                                                    ---------       ---------           --------        --------           ------
   Income as adjusted                               $ 1,043.4       $ 1,147.4           $1,527.8        $1,839.0           $595.2
                                                    =========       =========           ========        ========           ======
Fixed charges:
   Interest on indebtedness (2)                       $ 201.1         $ 180.4            $ 250.9         $ 234.0           $168.3
   Portion of rents representative
       of interest factor                                88.7            75.8              103.4            84.1             75.5
                                                    ---------       ---------           --------        --------           ------

    Total fixed charges                               $ 289.8         $ 256.2            $ 354.3         $ 318.1           $243.8
                                                    =========       =========           ========        ========           ======

Preferred stock dividend requirements                       -               -                  -               -                -
                                                    ---------       ---------           --------        --------           ------

Total combined fixed charges and preferred
    stock dividend requirements                       $ 289.8         $ 256.2            $ 354.3         $ 318.1           $243.8
                                                    =========       =========           ========        ========           ======
Ratio of earnings to fixed charges                       3.60            4.48               4.31            5.78             2.44
                                                    =========       =========           ========        ========           ======

Ratio of earnings to combined fixed charges
    and preferred stock dividends                        3.60            4.48               4.31            5.78             2.44
                                                    =========       =========           ========        ========           ======

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 15 of Notes to Financial Statements in the Company's 1998 Form 10-K/A.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 16 of Notes to Consolidated Financial Statements in the Company's 1998 Form 10-K/A.)






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